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                                  EXHIBIT 21

                             OWENS-ILLINOIS, INC.

                        SUBSIDIARIES OF THE REGISTRANT

The Registrant had the following subsidiaries at December 31, 1997 (subsid-iaries are indented following their respective parent companies):

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
Owens-Illinois Group, Inc.                                 Delaware
   OI Health Care Holding Corp.                            Delaware
   OI General Finance Inc.                                 Delaware
   OI Closure FTS Inc.                                     Delaware
      Specialty Packaging Licensing Company Limited        Delaware
      Owens-Illinois Closure Inc.                          Delaware
         Product Design & Engineering, Inc.                Minnesota
   OI Plastic Products FTS Inc.                            Delaware
      Owens-Illinois Prescription Products Inc.            Delaware
         OI Medical Inc.                                   Delaware
            MARC Industries, Inc.                          Delaware
               EntraCare Corporation                       Kansas
               MARC Medical Inc.                           Kansas
               Precision Medical Molding, Inc.             Missouri
               K&M Plastics, Inc.                          Kansas
               Specialtiy Packaging Products de Mexico,
                     S.A. de C.V.                          Mexico
            OI Medical Holdings Inc.                       Delaware
               Anamed International, Inc.                  Nevada
               Martell Medical Products, Inc.              California
               Owens-BriGam Medical Company                Delaware
               BriGam, Inc.                                North Carolina
                  BriGam Medical Inc.                      North Carolina
                  BriGam Ventures, Inc.                    North Carolina
      Owens-Brockway Plastic Products Inc.                 Delaware
         Owens-Illinois Specialty Products
               Puerto Rico, Inc.                           Delaware
         OI Regioplast STS Inc.                            Delaware
            Regioplast S.A. de C.V.                        Mexico
      Owens-Illinois Labels Inc.                           Delaware
   OI General FTS Inc.                                     Delaware
      OI Castalia STS Inc.                                 Delaware
      OI Levis Park STS Inc.                               Delaware
      OI AID STS Inc.                                      Delaware
      Owens-Illinois Leasing, Inc.                         Delaware
      Owens-Illinois General Inc.                          Delaware
         Owens Insurance, Ltd.                             Bermuda
         OI Holding Company, Inc.                          Ohio
         Owens-Illinois Foreign Sales Corp.                Virgin Islands


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Subsidiaries of the Registrant (continued)

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
         Harbor Capital Advisors, Inc.                     Delaware
            HCA Securities, Inc.                           Delaware
            Harbor Transfer, Inc.                          Delaware
         Universal Materials, Inc.                         Ohio
   Owens-Brockway Packaging, Inc.                          Delaware
      OI Ione STS Inc.                                     Delaware
      Owens-Brockway Glass Container Inc.                  Delaware
         Brockway Realty Inc.                              Pennsylvania
         Brockway Research Inc.                            Delaware
         OI Auburn Inc.                                    Delaware
         Seagate, Inc.                                     Ohio
         OIB Produvisa Inc.                                Delaware
         OI Consol STS Inc.                                Delaware
         OI Puerto Rico STS Inc.                           Delaware
            Owens-Illinois de Puerto Rico                  Ohio
         OI Venezuela STS Inc.                             Delaware
            Owens Brockway Venezuelan Holding, C.A.        Venezuela
               Centro Vidriero de Venezuela, C.A.          Venezuela
               Manufacturera de Vidrios Planos, C.A.       Venezuela
               Owens-Illinois de Venezuela, C.A.           Venezuela
                  Fabrica de Vidrio Los Andes, C.A.        Venezuela
                  Owens-Illinois Ventas, S.A.              Venezuela
         OI Peldar STS Inc.                                Delaware
            OI Latin America Inc.                          Delaware
               OI Ecuador STS Inc.                         Delaware
                  Cristaleria del Ecuador, S.A.            Ecuador
               OI Peru STS Inc.                            Delaware
                  Vidrios Industriales S.A.                Peru
         Bolivian Investments, Inc.                        Delaware
         Fabrica Boliviana de Vidrios S.A.                 Bolivia
         OI Brazil Inc.                                    Delaware
            Owens-Illinois International B.V.              Netherlands
               Cristaleria Peldar, S.A.                    Colombia
               Sao Raimundo Administracao, Participacoes
                     e Representacoes, Limitada            Brazil
                  Companhia Industrial Sao Paulo e Rio     Brazil
               OI Finnish Holdings Oy                      Finland
                  Ryttylan Muovi Oy                        Finland
                  Karhulan Lasi Oy                         Finland
                  A/S Jarvakandi Klaas                     Estonia
         OI Machineworks Inc.                              Delaware
            O-I Europe (Machinery and Distribution)
                  Limited                                  United Kingdom
         OI Overseas Management Company Limited            Delaware
            United Glass Group Ltd.                        United Kingdom
               United Glass, Limited                       United Kingdom


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Subsidiaries of the Registrant (continued)

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
         OI Poland Inc.                                    Delaware
            Huta Szkla Jaroslaw S.A.                       Poland
         OI Hungary Inc.                                   Delaware
            Oroshaza Glass Manufacturing and Trading Kft.  Hungary
         OI Italy Inc.                                     Delaware
            OI Italy Holdings Inc.                         Delaware
            OI Italia S.r.l.                               Italy
               Orion S.p.A.                                Italy
                  AVIR S.p.A.                              Italy
                     Avirunion, a.s.                       Czech Republic
                     Sonator Investments B.V.              Netherlands
                        Vidrieria Rovira, S.A.             Spain
         OI India Inc.                                     Delaware
            Owens-BILT Limited                             India
         OI China Inc.                                     Delaware
            Wuhan-Owens Glass Container Co., Ltd.          China
         OI Thailand Inc.                                  Delaware
            OI Pacific (Machinery and Distribution)
                  Limited                                  Thailand